AUTOMATIC DATA PROCESSING, INC. 2018 OMNIBUS AWARD PLAN

PERFORMANCE STOCK UNIT AWARD AGREEMENT

AUTOMATIC DATA PROCESSING, INC. (the “Company”), pursuant to the 2018 Omnibus Award Plan, as amended from time to time (the “Plan”), hereby irrevocably grants you (the “Participant”), on [DATE] (the “Grant Date”), a Performance Stock Unit Award (the “Award”) of forfeitable performance stock units of the Company (“PSUs”), each PSU representing the right to receive one share of the Company’s common stock, par value $0.10 per share (“Common Stock”), subject to (1) the restrictions, terms and conditions herein and (2) any additional terms and conditions applicable to the Participant, as set forth in the appendices attached hereto (the “Appendices”).

WHEREAS, the Participant has been selected as a participant in the three-year performance stock unit program of the Company covering the Company’s 20[XX], 20[XX] and 20[XX] fiscal years, as described in the letter previously provided to the Participant (the “PSU Award Letter”); and

WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) has determined that it would be in the best interests of the Company and its stockholders to grant the award provided for herein to the Participant, on the terms and conditions described in this Performance Stock Unit Award Agreement, including the Appendices (together, the “Agreement”).

NOW, THEREFORE, for and in consideration of the promises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, for themselves, and their permitted successors and assigns, hereby agree as follows:

(1)Terms and Conditions.

(a)Award. Subject to the other terms and conditions contained in this Agreement, the actual number of PSUs that are earned, if any, pursuant to the terms and conditions of the Award will be determined by the Company (the “Total Award”) and shall be computed in accordance with Section 3 below, as a percentage of the sum of (i) the Target Number of PSUs set forth in the PSU Award Letter (the “Target Award”) plus (ii) any Dividend Equivalent PSUs (as defined below). The Total Award shall be a whole number of PSUs only.

(b)Performance Period; Measurement Period. Subject to the other terms and conditions contained in this Agreement, the performance period for the Award commenced on July 1, 20[XX] and shall terminate on June 30, 20[XX] (the “Performance Period”). During the Performance Period there will be three (3) separate measurement periods (each, a “Measurement Period”) of the Company’s performance based on a financial metric established by the Committee and communicated to the Participant (the “Financial Metric”).

(c)Dividend Equivalents. Until shares of Common Stock are delivered to the Participant in respect of the settlement of the Award, at no time shall the Participant be deemed for any purpose to be the owner of shares of Common Stock in connection with the Award and the Participant shall have no right to dividends in respect of the Award; provided, however, that each time the Company pays a dividend with respect to a share of Common Stock during the period from the Grant Date to the Payout Date (as defined below), the Participant shall be credited with an additional number of PSUs (the “Dividend Equivalent PSUs”) equal to (i) the quotient obtained by dividing the amount of such dividend by the Fair Market Value (as defined in the Plan) of a share of Common Stock on such date, multiplied by (ii) the Target Award.

(d)Settlement. If the Participant’s home country is the United States, subject to the other terms and conditions contained in this Agreement, the Company shall settle the Award by causing one share of Common Stock for each PSU in the Total Award that is outstanding (and not previously forfeited) as of the Payout Date to be registered in the name of the Participant and held in book-entry form on the Payout Date. If the Participant’s home country is not the United States, subject to the other terms and conditions contained in this Agreement, the Company shall settle the Award by the payment to the Participant in cash (without interest) of an amount equal to the Fair Market Value of the shares of Common Stock underlying the PSUs (the U.S. dollar value of the shares of Common Stock underlying the PSUs will be converted into the Participant’s local currency using the exchange rate determined by the Company) on the Payout Date, in each case, subject to applicable withholding taxes.

(2)Forfeiture of PSUs.

(a)Termination of Employment Generally. Except as otherwise determined by the Company in its sole discretion or as provided in Section 2(b) or Appendix A to this Agreement, all PSUs and Dividend Equivalent PSUs shall be forfeited without consideration to the Participant upon the Participant’s termination of employment with the Company or its Affiliates for any reason (and the Participant shall forfeit any rights to receive shares of Common Stock or cash in respect of the Award). For the avoidance of doubt, unless otherwise provided in this Agreement, employment or service during only a portion of the Performance Period shall not entitle the Participant to vest in a pro rata portion of the PSUs.

Further, if the Participant’s home country is not the United States, for purposes of this Award, the Participant’s employment relationship will be considered terminated as of the date the Participant is no longer actively providing services to the Company or one of its Affiliates (regardless of the reason for such termination and whether or not such termination is later found invalid or in breach of employment laws in the jurisdiction where the Participant is employed, or the terms of the Participant’s employment agreement, if any), and such date will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any). The Committee shall have the exclusive discretion to determine when the Participant may still be considered to be providing active services for purposes of the PSUs (including whether the Participant may still be considered to be providing services while on a leave of absence).

(b)Termination due to Death, Disability or Retirement. In the event that after completion of the first Measurement Period in the Performance Period but prior to the end of the Performance Period, the Participant’s employment with the Company or one of its Affiliates is terminated due to death, Disability or retirement (defined for purposes of this Agreement as voluntary termination of employment at or after age 65, or age 55 with 10 years of service with the Company or its Affiliates), the Participant shall be entitled to receive a prorated portion of the Award determined in accordance with Section 3. For the avoidance of doubt, if the Participant’s employment is terminated prior to June 30, 20[XX] due to death, Disability or retirement, the Award and any rights to receive shares of Common Stock, cash and Dividend Equivalent PSUs with respect thereto, will be forfeited without consideration.

(3)Performance Determinations.

(a)Subject to the other terms and conditions contained in this Agreement, prior to or during each Measurement Period, the Company will adopt a schedule setting forth for such Measurement Period potential ranges of the Company’s Financial Metric (which may be an absolute dollar or other value for such period, or growth percentage relative to a prior period, as the Company may determine). If the Participant is employed with the Company or its Affiliates at the completion of the Performance Period, then following completion of the Performance Period the Company will determine the Total Award, calculated as the number (rounded down to the nearest whole PSU) equal to the product of (i) the Target Award plus any Dividend Equivalent PSUs and (ii) the Final Payout Percentage.

(b)If the Participant’s employment with the Company or its Affiliates has terminated after the first Measurement Period within the Performance Period but prior to the end of the Performance Period due to death or Disability, then as soon as administratively feasible (in the Committee’s sole discretion) following such termination the Company will determine the Total Award, calculated as the number (rounded down to the nearest whole PSU) equal to the product of (i) the Target Award plus any Dividend Equivalent PSUs, (ii) the Final Payout Percentage, and (iii) the Prorated Percentage.

(c)If the Participant’s employment with the Company and its Affiliates has terminated after the first Measurement Period within the Performance Period but prior to the end of the Performance Period due to retirement, then following completion of the Performance Period the Company will determine the Total Award, calculated as the number (rounded down to the nearest whole PSU) equal to the product of (i) the Target Award plus any Dividend Equivalent PSUs, (ii) the Final Payout Percentage, and (iii) the Prorated Percentage.

(d)If, in connection with a Change in Control, the successor company, or a parent of the successor company, in the Change in Control does not agree to assume, replace, or substitute the PSUs granted hereunder (as of the consummation of such Change in Control) with PSUs on substantially identical terms, as determined by the Committee, then as of immediately prior to such Change in Control, the Company will determine the Total Award, calculated as the number (rounded down to the nearest whole PSU) equal to the product of (i) the Target Award plus any Dividend Equivalent PSUs and (ii) the Final Payout Percentage.

(e)For purposes of this Agreement:

(i)“Final Payout Percentage” is a number, expressed as a percentage, equal to the sum of each Yearly Performance Percentage during the Performance Period, divided by 3; provided, however, that if the Company’s total shareholder return (“TSR”) for the Performance Period is not positive, then the Final Payout Percentage shall not exceed 100% (the “TSR Cap”); provided, further, that the TSR Cap shall not apply if the Participant’s employment terminates due to death or Disability prior to completion of the Performance Period or if a Change of Control occurs prior to the completion of the Performance Period.

(ii)“Payout Date” shall be:

•September 20[XX] or as soon as administratively feasible (but not later than 60 days) thereafter if the Participant remains employed with the Company or its Affiliates until the end of the Performance Period;

•September 20[XX] or as soon as administratively feasible (but not later than 60 days) thereafter if the Participant’s employment with the Company and its Affiliates terminates due to retirement after completion of the first Measurement Period in the Performance Period but prior to the end of the Performance Period; provided that if the Participant subsequently dies or becomes Disabled during the Performance Period, the Payout Date shall be as soon as administratively feasible (but not later than 60 days) after the Participant’s death or Disability;

•as soon as administratively feasible (but not later than 60 days) after termination of employment if the Participant’s employment with the Company and its Affiliates terminates due to death or Disability after completion of the first Measurement Period in the Performance Period but prior to the end of the Performance Period, or if Appendix A applies; and
•immediately prior to the Change in Control if Section 3(d) applies.

(iii)“Prorated Percentage” is a number, expressed as a percentage, equal to the quotient of (i) the number of completed months from July 1, 20[XX] until the date of the Participant’s termination of employment, divided by (ii) 36.

(iv)“Yearly Performance Percentage” is a number, expressed as a percentage, determined by the Company using straight line interpolation between the low and high of the Financial Metric range (whether a dollar or other value, or a growth percentage) for each Measurement Period, based upon the Company’s actual performance with respect to such Financial Metric for such Measurement Period; provided, that if the Participant’s employment with the Company and its Affiliates terminates due to death or Disability after completion of the first Measurement Period in the Performance Period but prior to the end of the Performance Period, the Yearly Performance Percentage will be deemed to be 100% for each Measurement Period in the Performance Period not completed prior to the Participant’s termination of employment; provided, further, that if the Participant’s employment with the Company and its Affiliates terminates due to retirement after completion of the first Measurement Period in the Performance Period and the Participant subsequently dies or becomes Disabled prior to completion of the Performance Period, the Yearly Performance Percentage will be deemed to be 100% for each Measurement Period in the Performance Period not completed prior to the Participant’s death or Disability; provided, further, that in the event of a Change in Control, then the Yearly Performance Percentage will be deemed to be 100% for each Measurement Period in the Performance Period not completed prior to such Change in Control.

(f)All determinations with respect to the Award or this Agreement by the Company or Committee, including, without limitation, determinations of the Financial Metric amount for any Measurement Period, the Financial Metric growth relative to a prior period, TSR, Yearly Performance Percentage and Prorated Percentage, and timing of settlements, shall be within the Company’s absolute discretion and shall be final, binding and conclusive on the Participant.

(4)Restrictive Covenant Agreement; Clawback; Incorporation by Reference.

(a) Restrictive Covenant Agreement. If the Participant’s home country is Australia, Canada, or the United States, this Award is conditioned upon the Participant’s agreement to this Agreement and the Restrictive Covenant Agreement furnished herewith and which includes, among other provisions, certain non-competition, non-solicitation and non-disclosure covenants. If such Participant does not agree (whether electronically or otherwise) to this Agreement and the Restrictive Covenant Agreement within ninety (90) days from the date of the Award, the Award shall be terminable by the Company.

(b)Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, the PSUs may be forfeited without consideration if the Participant, as determined by the Committee in its sole discretion (i) engages in an activity that is in conflict with or adverse to the interests of the Company or any Affiliate, including but not limited to fraud or conduct contributing to any financial restatements or irregularities, or (ii) without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement (including, if applicable, the Restrictive Covenant Agreement furnished herewith) between the Participant and the Company or any Affiliate. If the Participant engages in any activity referred to in the preceding sentence, the Participant shall, at the sole discretion of the Committee, forfeit any gain realized in respect of the PSUs (which gain shall be deemed to be an amount equal to the Fair Market Value, on the applicable Payout Date, of the shares of Common Stock or cash delivered to the Participant under this Award), and repay such gain to the Company.

(c)Incorporation by Reference. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.

(5)Compliance with Legal Requirements. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the grant or payment of the PSUs, including the delivery of shares of Common Stock, the Company shall not be required to grant the PSUs, or deliver any shares subject to the PSUs, prior to the completion of any registration or qualification of the PSUs or shares under any U.S. or non-U.S. federal, state or local securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any U.S. or non-U.S. federal, state or local governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Participant understands that the Company is under no obligation to register or qualify the PSUs or shares with any U.S. federal or state or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the grant of the PSUs or the issuance or sale of the shares. Further, the Participant agrees that the Company shall have unilateral authority to amend the Plan and the Agreement without the Participant’s consent to the extent necessary to comply with securities or other laws applicable to the grant or payment of the PSUs, including the issuance of shares.

(6)Transferability. PSUs granted hereunder may not be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(7)Miscellaneous.

(a)Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(b)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(c)No Right to Employment or Other Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant, or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant with or without cause at any time for any reason whatsoever.

(d)Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(e)Entire Agreement. This Agreement, the Plan and, if applicable, the Restrictive Covenant Agreement contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto; provided, however, that if the Participant’s home country is Australia, Canada, or the United States, the Participant understands that the Participant may have an existing agreement(s) with the Company, through prior awards, acquisition of a prior employer or otherwise, that may include the same or similar covenants as those in the Restrictive Covenant Agreement furnished herewith, and acknowledges that the Restrictive Covenant Agreement is meant to supplement any such agreement(s) such that the covenants in the agreements that provide the Company with the greatest protection enforceable under applicable law shall control, and that the parties do not intend to create any ambiguity or conflict through the execution of the Restrictive Covenant Agreement that would release the Participant from the obligations the Participant has assumed under the restrictive covenants in any of these agreements. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent of the Participant under the Plan.

(f)Governing Law and Venue. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the Award or this Agreement, to the extent permitted by applicable law where the Participant resides, the parties hereby submit to and consent to the exclusive jurisdiction of the State of New Jersey and agree that such litigation shall be conducted only in the courts of Essex County, New Jersey, or the federal courts of the United States for the District of New Jersey, and no other courts, such jurisdiction being where the grant is made and/or to be performed.

(g)Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction and shall not constitute a part of this Agreement.

(h)Appendices. If the Participant’s home country is not the United States, this Award shall be subject to the additional terms and conditions set forth in Appendices B, C and D to this Agreement, as applicable to the Participant’s country. Moreover, if Participant relocates from the U.S. to one of the countries included in Appendix D or if the Participant relocates between countries included in Appendix D during the life of the Award, the additional terms and conditions set forth in Appendices B, C and D to this Agreement shall apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendices B, C and D constitute part of this Agreement. Participants whose home country is not the United States should review Appendices B, C and D to this Agreement carefully.

(i) No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan. The Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

(j) Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that the Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of shares of Common Stock, rights to shares of Common Stock, or rights linked to the value of shares of Common Stock during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in the Participant’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant places before possessing inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Third parties include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider trading policy. The Participant is responsible for complying with any applicable restrictions, and should speak to his or her personal legal advisor for further details regarding any applicable insider trading and/or market abuse laws in the Participant’s country.

(k) Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the

Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

(l)Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the PSUs and on any payment received under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

By accepting this Agreement through the online acceptance tool on Fidelity Stock Plan Services’ website, the Participant agrees to all of the terms and conditions in this Agreement and the Plan.

AUTOMATIC DATA PROCESSING, INC.

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